Exhibit 10.20.1

Confidential Treatment Requested by Appleton Papers Inc.

AMENDMENT OF

MEMORANDUM OF AGREEMENT

YEAR 2006

BASESTOCK SUPPLY AGREEMENT (effective as of June 27, 2001)

For valuable consideration, the above-referenced agreement (herein “Agreement”) shall be and it is hereby amended as follows:

1.	Section 1., VOLUME/MIX, is amended so as to provide, in its entirety, as follows:

“Except as hereinafter provided, Buyer shall be obligated to purchase from Seller, and Seller shall be obligated to sell to Buyer, 60,000 tons (2,000 lbs/ton), total, of the grades listed in Schedule I of this Amendment, in Agreement Year 2006. The volumes set forth above are hereinafter referred to as the “Annual Volume.”

“Except as hereinafter provided or from time-to-time agreed by the parties, Buyer will purchase and Seller will make available the Annual Volume utilizing a level load pattern of equal monthly volumes. Adjustments for scheduled “Holiday Downs” will be planned and agreed to in advance. Buyer shall have the ability to adjust, on a calendar quarter-by-quarter basis, the then applicable Annual Volume by plus or minus ten percent (10%), provided that Buyer shall have given Seller notice, of its intention to so adjust said volumes, at least 90 days prior to the beginning of each calendar quarter in question. Seller will provide any additional tonnage at the same terms as stated in this agreement. Said adjustments, if any, shall not be cumulative, i.e. the amount of quarterly adjustment, in Agreement Year 2006, shall not exceed plus or minus 1,500 tons in any calendar quarter. If buyer does elect to alter volumes by plus or minus ten percent (10%) in any given quarter, Annual volume requirements under this Agreement shall be adjusted accordingly.

“In addition to the purchases referred to above, Buyer agrees to purchase product (on or before January 1, 2007), per section 7 below, required to bring the consignment inventory to 10% of the Annual Volume applicable to the 2007 Agreement Year. Any year-end purchases made by Buyer to adjust the consignment inventory shall be in addition to the Buyer’s Annual Volume commitment.

“Buyer and Seller shall meet on or before July 1, 2006 and review options for Agreement volume and price in 2007. Volume target range is expected to be between 50,000 and 60,000 tons for the year 2007 based upon current market conditions,”

*	The redacted portion of this document has been omitted pursuant to a request for confidential treatment and such redacted portion has been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Appleton Papers Inc.

2.	Section 3., Grade Mix, is amended by deleting the last sentence and substituting the following sentence:

“All grades represented in Schedule 1 of this Amendment are considered qualified grades for purposes of meeting the Annual Volume requirements under this Agreement.”

3.	Section 4., Payment Terms, is amended so as to read, in its entirety, as follows:

Terms are two percent (2%) discount if paid via electronic fund transfer to Seller’s financial institution (if capable), within the time periods specified in Schedule 3 to this Agreement; otherwise, the discount shall be one percent (1%) if paid within 20 days from date of invoice. Except as provided in Section 7 hereof, title shall be deemed transferred at time of shipment or, as the case may be, release from the “consignment” inventory.

4.	Section 6., TERM, is amended by deleting the first sentence and substituting the following two sentences therefor:

“This Agreement is effective as of January 2, 2006 and is modified for one fiscal year beyond the current Amendment, thereby ending on January 2, 2007. As utilized herein, the term “Agreement Year” refers to a fiscal year ending on the Saturday that is closest to December 31 in the year in question.”

5.	Section 7., SERVICE, is amended so as to provide in its entirety as follows:

“Seller agrees to maintain a consignment inventory of product. Seller will maintain as Seller’s inventory, a maximum of 5,500 tons in Agreement Year 2006. Seller will maintain an additional 500 tons of in-transit inventory if required to support Buyers’ Purchase Order due dates. Seller agrees to utilize Buyer’s leased warehouse space on Warehouse Road or other mutually agreed upon site within the Fox Valley for storage of the consignment inventory. Seller also agrees to be responsible for the monthly warehouse rental charges for the space utilized to manage this consignment inventory at a cost not to exceed Buyer’s leased space rate. Notwithstanding any other provision herein, Product within this inventory will be purchased by and title transferred to Buyer, either when withdrawn from said inventory, or, if not withdrawn, upon reaching 90 days in the consignment inventory.”

6.	Section 8., ORDER MINIMUMS, is amended so as to provide, in its entirety, as follows:

“Order minimums and run frequencies shall be as specified in Schedule 1 to this Agreement.”

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7.	Section 9., TRIM, is amended so as to provide, in its entirety, as follows:

“All trim charges are established by grade for all grades listed on Schedule 2 of this Agreement. Buyer, at time of order, will calculate all applicable trim charges and will adjust its Purchase Order for said adjustment per the charges in Schedule 2 of this Agreement.

8.	Section 10., PRICING, is amended so as to provide, in its entirety, as follows:

“Pricing is per Schedule 1, for Agreement Year 2006.

9.	Section 11., CONTINUOUS COST REDUCTION, is amended so as to provide, in its entirety, as follows:

“Buyer and Seller shall each appoint representatives to serve on a “process improvement team” that will be directed to make and implement recommendations for the improvement of 31.1# Thermal Base paper to be manufactured and supplied by Seller hereunder. The team shall, among other things, engage in the “Kempner Tregoe (“KT”) problem solving process,” and be assisted by an objective leader qualified in KT principles and techniques. Schedule 4 hereto sets forth guidelines for administering the bonus/penalty for 31.1# Thermal Base paper performance.”

10.	Section 12., QUALITY, is amended by changing the first sentence thereof so as to provide as follows:

“All products shall meet or exceed the quality specifications as described in Buyer’s basestock specification (including basestock finishing specifications) in effect on January 24, 2003 or thereafter adopted by mutual agreement of the parties.”

11.	Section 13., INTERFACES, is changed so as to provide, in its entirety, as follows:

“Issues related to pricing, terms, service issues and other matters arising hereunder shall be coordinated by Buyer’s - HQ Procurement Specialist (currently Ed Hammond) and Seller’s Senior Vice President of Customer and Business Services (currently Dan Regal) or his or her designee.”

12.	Section 17., EXECUTION, is deleted in its entirety; however, deletion of said section shall not result in or require the renumbering of the remaining sections of the Agreement.

13.	A new Section, identified as “Section 31, Business Review,” is added, said new Section, to provide, in its entirety, as follows:

“Buyer and Seller agree to conduct a Strategic Business Review annually during the first calendar quarter of each year of this Agreement.”

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14.	Schedules, Prior Amendments, and Implied Terms. Schedules I through 4 and 7 to the Agreement shall be and they are hereby cancelled and annulled for all purposes. The Schedules annexed to this Addendum, and identified as “Schedule 1,” “Schedule 2,” “Schedule 3,” and “Schedule 4, Performance Improvement for 31.1 Fax,” shall be and they are hereby incorporated herein by reference. Schedules 5 and 6 to the Agreement remain in full force and effect. References, in the Agreement, to Schedule 2 are hereby deemed amended so as to refer instead to annexed Schedule 1. All prior amendments to the Agreement, including all schedules to such amendments, shall be and they are hereby cancelled and annulled for all purposes. Sections of the Agreement that are not referenced in this Amendment shall be deemed amended, by implication, in order to give effect to the intention of the parties as set forth in this Amendment.

Except as otherwise provided herein, all terms and conditions of the Agreement shall be and remain in full force and effect.

This Agreement is executed by the parties on October 14, 2005.

	APPLETON PAPERS INC.	APPLETON COATED LLC

SIGNATURE:	/s/ John Depies	/s/ Dan Regal
TITLE:	Vice President and General Manager, Thermal Products	Senior Vice President, Customer & Business Service
DATE:	October 14, 2005	October 14, 2005

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SCHEDULE 1

2006 Pricing/Making Master Breakout

ALL PRICES LISTED ARE PER HUNDRED WEIGHT PRICING

ALL GRADES REQUIRE 24 HOUR MINIMUM RUN LENGTH UNLESS MUTUALLY AGREED TO BETWEEN AC AND API

ALL PRICES INCLUDE FREIGHT TO DESTINATION IN THE FOX VALLEY

Grade Description:	#6 PM MM#		#7 PM MM#	2006 Pricing		Effective Date
Primary Gradeline For 2006
46.5# Wh OBA Ctg Base	—		8018	[		1/1/2002
28.0# Wh Hi-Strength Base	—		8020			1/1/2001
61.1# White OBA Base	—		8089			1/1/2002
37.8# Wh Integra Ctg Base	8119		8395			1/1/2002
26.25# WH Hi-Strength	—		8452			1/1/2001
43.3# Dull Label Base	—		8457			1/1/2002
31.1# WH THRML Fax	—		8081			1/1/2006
43.3# WH LBL Base	8530	*	8907			1/1/2002
50.8# WH NO OBA (DULL)	9980		9115			1/1/2006
31.1# WH THRML FAX (CFS Back)	8484		9750			1/1/2006
30.20# PK PRCT	8390		8264			1/1/2006
30.2# CN PRCT	8396		8248			1/1/2006
26.2 Canary ST	8025		8075			1/1/2002
60.6# WH NO OBA (DULL)			9774			6/1/2005	Replaces 61.1# Dull

Secondary Gradeline For 2006
26.8# Pink Superior	8296		9078			1/1/2002
26.8# Canary Superior Base	8276		9531			1/1/2001
26.8# White for Sprint CFB Base	8265		8371			1/1/2001
27.1# Pink Premimum Base	8103		9077			1/1/2001
30.2# White For Precoat	8392		8245	]	*	1/1/2002

*	Grade not currently qualified on PM6.
*	The redacted portion of this document has been omitted pursuant to a request for confidential treatment and such redacted portion has been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Appleton Papers Inc.

Appleton Ideas Basestock Trim Upcharge Guidelines

SCHEDULE 2

MM	Mach.	BW	Description	2006	2006	2006	2006 Trim Adjusted Pricing
				Average Trim Standard	$/Ton/ Inch Trim Penalty	Base Price
							0”-1”	1”-2”	2”-3”	3”-4”	4”-5”	5”-6”	6”-7”	7”-8”	8”-9”	9”-10”
8025	7	26.2	CAN ST Base
8075	6	26.2	CAN ST Base
8452	7	26.25	WH Hbt Nonoba Histgth
8020	7	28	WH SCCB Base
8248	7	30.2	CAN Precoat Premium													]*
8386	6	30.2	CAN Precoat Premium
8395	7	37.8	WH Integra Base
8119	6	37.8	WH Integra Base
8264	7	30.2	PK Precoat Premium
8390	6	30.2	PK Precoat Premium
8296	6	26.8	Pink
8276	6	26.8	Canary
8371	7	26.8	White
9078	7	26.8	Pink Histgth
8265	6	26.8	Wh For Sprint
8245	7	30.2	Wh Precoat
9115	7	50.8	White Dull
9980	6	50.8	White Dull
8081	7	31.1	WH Thermal Fax Base
8457	7	43.3	Dull Label Base
8907	7	43.3	WH Label Base OBA
8018	7	46.5	WH Ctg Base OBA
8089	7	61.1	WH Base OBA
9750	7	31.1	New Back Coat (CFS Ctg)
9774	7	60.0	White Dull

*	The redacted portion of this document has been omitted pursuant to a request for confidential treatment and such redacted portion has been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Appleton Papers Inc.

SCHEDULE 3

PAYMENT TERMS

ACTUAL USAGE DATE	AC INVOICE DATE	API VOUCHER DATE	AC DUE DATE	API EFT DATE	AC RECEIPT OF CASH	BUSINESS DAYS
MON	MON	TUE	FRI	FRI	MON	5
TUE	TUE	WED	MON	FRI	MON	4
WED	WED	THU	TUE	FRI	MON	3
THU	THU	FRI	WED	TUE	WED	4
FR/SAT/SU	SUN	MON	THU	TUE	WED	3

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SCHEDULE 4

BASESTOCK RUNNABILITY
CONTINUOUS COST IMPROVEMENT	YEAR:	2006
CONTRACT PROPOSAL	SUPPLIER:	Appleton Coated
[	GRADE:	[ ]*
	COATERS:	[ ]*
]*	BPH:

	BREAKS PER HUNDRED	NO. OF ROLLS	TOTAL BREAKS	COST PER BREAK	TOTAL COST	ANNUAL SAVINGS/LOSS	ANNUAL BONUS / PENALTY

[

							]	*

                                                                                                                  ACTUAL                                                  TARGET

                                SAVINGS / LOSS FORMULA = ((# ROLLS/100 X BPH) X $/BREAK) – ((#ROLLS/100 X BPH) X $/BREAK)

*	The redacted portion of this document has been omitted pursuant to a request for confidential treatment and such redacted portion has been filed separately with the Securities and Exchange Commission.